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Ovintiv Inc.

(Name of Registrant as Specified in Its Charter)

Kimmeridge Energy Management Company, LLC

Kimmeridge Active Engagement, LLC

Benjamin Dell

Alexander Inkster

Noam Lockshin

Henry Makansi

Neil McMahon

Randy Smith

Mark Viviano

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On January 14, 2021, Kimmeridge Energy Management Company, LLC (“Kimmeridge”) issued a press release (the “Press Release”) announcing its publication of a presentation highlighting the underperformance—including in the areas of capital allocation, governance and environmental stewardship— of Ovintiv Inc. (the “Company”) and proposing a detailed framework aimed at addressing these issues and restoring confidence in the Company (the “Presentation”). A copy of the Press Release is filed herewith as Exhibit 1. The Press Release contains a link to the Presentation which is filed herewith as Exhibit 2.

In addition, on January 14, 2021, Kimmeridge launched a website related to the concerns outlined in its Press Release and Presentation (the “Website”), and copies of the materials posted to the Website are filed herewith as Exhibit 3. Information regarding the Participants (as defined in Exhibit 4) in any future solicitation of proxies regarding the Company is filed herewith as Exhibit 4.

Exhibit 1

Kimmeridge Publishes Presentation:

"Ovintiv: A Track Record of Value Destruction"

Ovintiv dramatically underperforms peers and the energy sector

Total Shareholder Return of (84.8%) since the current CEO joined in 2013; net debt increased 53% and $12.7B in impairment charges were recorded; CEO awarded over $75M in compensation over the same period

CEO and Ovintiv Board own less than 0.2% of shares outstanding[i]

Kimmeridge proposes framework for restoring confidence in Ovintiv by addressing deficiencies in capital allocation, governance and environmental stewardship

NEW YORK, Jan. 14, 2021 – Kimmeridge Energy Management Company, LLC ("Kimmeridge"), a private investment firm focused on upstream energy, with an investment philosophy underpinned by fundamental research, today published an investor presentation titled, "Ovintiv: A Track Record of Value Destruction."

In its presentation, Kimmeridge, a top ten shareholder of Ovintiv Inc. ("Ovintiv" or the "Company") (NYSE: OVV), highlights the Company's failures of capital allocation, governance and environmental stewardship. Kimmeridge also provides a framework for restoring confidence in Ovintiv, applying the core principles previously outlined in its white papers. Kimmeridge has argued that the E&P sector needs to embrace a new business model focused on:

•	Returning capital to shareholders;
•	Lowering reinvestment rates;
•	Reducing absolute debt;
•	Aligning management compensation with the interests of shareholders; and
•	Establishing credible environmental targets aligned with the Paris Agreement.

Mark Viviano, Managing Partner and Head of Public Equities at Kimmeridge, said: "As a long-standing investor in the E&P sector, I have witnessed the continued deterioration of investor sentiment towards Ovintiv. Given the quality of its asset base, this company should not have been one of the worst performing E&Ps over the past seven years. However, Ovintiv is emblematic of everything that is wrong with the U.S. shale industry, and the reasons for underperformance are clear; unchecked decision-making, overseen by a board with insignificant equity ownership and inadequate expertise, is a prescription for failure.

Despite Kimmeridge's best efforts to engage in a constructive dialogue with the Board of Directors of the Company, we repeatedly encountered an unreceptive Board that mistakenly believes it has already positioned Ovintiv as a leading E&P company – but the facts suggest otherwise. We believe shareholders deserve better and will be supportive of change."

As further detailed in the presentation, Kimmeridge has identified three main failures at Ovintiv:

1.	Failure of Capital Allocation

Ovintiv management appears addicted to taking on debt, demonstrated by a history of acquiring companies at the wrong time for the wrong price. We believe their mistakes are compounded by allocating capital to the wrong areas.

2.	Failure of Governance

Ovintiv management has not been held accountable. We believe the Company's compensation structure displays a troubling lack of alignment between pay and performance, compounded by the lowest insider ownership amongst U.S. peers.[ii]

3.	Failure of Environmental Stewardship

With one of the highest CO2e intensities in their U.S. peer group, and no targets related to flaring or total emissions intensity, Ovintiv is an environmental laggard, not a leader.

Mr. Viviano continued, "The combination of poor capital allocation, misaligned incentives and an inferior environmental strategy leaves the Company unprepared for the growing risks associated with the energy transition. More concerning is the degree of complacency around the need for meaningful reform. The magnitude of shareholder value destruction demands a sense of urgency we have yet to witness from the Board and management team. Kimmeridge is prepared to help drive the change that the company desperately needs by nominating directors to the Ovintiv Board at the upcoming annual meeting."

A copy of Kimmeridge's presentation and additional information regarding can be found at www.FixOvintiv.com.

About Kimmeridge

Founded in 2012, Kimmeridge is a private investment firm focused on unconventional oil and gas assets in the U.S. Kimmeridge is differentiated in its direct investment approach, deep technical knowledge, active portfolio management and proprietary research and data gathering. In addition to its New York headquarters, Kimmeridge maintains a fully-staffed, in-house operating and geology team in Denver, with experience across all major upstream functions and disciplines. For additional information on Kimmeridge and its proprietary research, please visit www.kimmeridge.com.

Media:

Kekst CNC
212.521.4800
Kekst-Kimmeridge@kekstcnc.com

Investors:

Bruce H. Goldfarb / Patrick J. McHugh

212.297.0722 / 212.297.0721

bhgoldfarb@okapipartners.com / pmchugh@okapipartners.com

 Legend

Kimmeridge Active Engagement, LLC and Kimmeridge Energy Management Company, LLC and certain of their principals and affiliates (collectively, "Kimmeridge") and potential nominees (collectively and together with Kimmeridge, the "Participants") intend to file with the SEC a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from the stockholders of Ovintiv. All Ovintiv stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card will be furnished to Ovintiv stockholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the Schedule 14A filed by the Participants with the SEC on January 14, 2021. This document will be available free of charge from the source indicated above.

[i] Source: Bloomberg, FactSet, Public Company Financial Reports and Proxy Statements. Total Shareholder Return (TSR) of (84.8)% from 6/10/13 (the last trading day before Douglas Suttles joined OVV) to 11/16/20 (the last trading day before media reports that Kimmeridge was actively seeking changes).Net debt and impairments from Q2’13 to Q3’20. CEO compensation since 2013 from 2020 proxy statement. Beneficial Ownership from Bloomberg as of 12/31/20 for U.S. Peers (APA, CHK, CLR, COG, CXO, DVN, EOG, HES, MRO, MUR, PXD, RRC and XEC)

[ii] U.S. Peers (APA, CHK, CLR, COG, CXO, DVN, EOG, HES, MRO, MUR, PXD, RRC and XEC)

Exhibit 2

Fix Ovintiv

Kimmeridge

A TRACK RECORD OF VALUE DESTRUCTION

JANUARY 2021

WHAT'S WRONG AT OVINTIV?

Attractive Assets

Ovintiv ("OVV") has attractive positions in low-cost shale basins like the Permian and Montney.

Unattractive Returns

Total Shareholder Return is (84.8%) since Doug Suttles became CEO in June 2013.

OVV shares have dramatically trailed peers and the rest of the energy sector.

With attractive assets and material underperformance, we ask:

What's wrong at Ovintiv?

Ovintiv Since June 2013

- Underperformed U.S. peer[1] average by 2,400bps
- Market value has fallen from $13.7 bn to $3.1 bn despite increasing share count by 76%
- Net debt is up 53%, from $4.6 bn to $7.1 bn
- Invested over $15 bn in capital expenditures
- Recorded $12.7 bn in impairments
- Total production unchanged (510 vs 509 kboe/d)
- Awarded over $75 mm in CEO compensation

Total Shareholder Return June 2013 to November 2020

Ovintiv
U.S. Peer (1) Average
S&P 500 Energy Index
MSCI World Energy Index
Oil Price (WTI)
0%
(10%)
(20%)
(30%)
(40%)
(50%)
(60%)
(70%)
(80%)
(90%)
(85%)
(61%)
(42%)
(31%)
(57%)

Source: FactSet, Bloomberg, Public Company Financial Reports and Proxy Statements. (1): U.S. Peer Group data shown above and elsewhere in this presentation represents average total shareholder returns of a subset of the constituents of the U.S. Performance Peers contained in OVV's 2020 Proxy Statement that traded consistently from 6/10/13 (the last trading day before Douglas Suttles joined OVV) to 11/16/20 (the last trading day before media reports that Kimmeridge was actively seeking changes). : APA, CHK, CLR, COG, CXO, DVN, EOG, HES, MRO, MUR, PXD, RRC and XEC. Note: Total Shareholder Return (TSR) of (84.8)% and market value fall from 6/10/13 to 11/16/20. Capital expenditures, net debt, shares outstanding (adjusted for reverse split), production and impairments from Q2'13 to Q3'20. CEO compensation since 2013 from 2020 proxy statement.

2

WHAT'S WRONG AT OVINTIV?

Three Primary Failures

Capital Allocation

- **Large, expensive deals:** Acquired Athlon Energy and Newfield Exploration: wrong time, wrong price
- **Addicted to debt:** Ovintiv has made these large acquisitions each time net debt fell below $2.9 bn, adding leverage at the wrong point in the cycle
- **Throwing good money after bad:** Ovintiv continues to allocate capital to the STACK play, even as the industry has abandoned it, diluting exposure to best-in-class Permian operations

Corporate Governance

- **No accountability:** Lack of alignment between executive pay and performance
- **Minimal ownership:** Lowest CEO ownership in US peer group
- **Stale board:** Inadequate board refreshment, including only three new directors since 2015

Environmental Stewardship

- **Elevated emissions:** Among the highest total greenhouse gas emission (CO2e) intensities in its US peer group
- **Afraid of commitment:** No targets related to flaring or reduction in total emission intensity
- **ESG laggard:** As evidenced by deteriorating environmental scores

Source: FactSet, Bloomberg, Public Company Financial Reports and Proxy Statements.

3

COMPELLING RE-RATING OPPORTUNITY

Crisis of Confidence

- These failures have created a crisis of confidence amongst investors
- Deteriorating investor sentiment has resulted in valuation multiples well below that of peers
- This presents a compelling re-rating opportunity if we are successful in restoring confidence

EV/EBITDA (2021)
6.6x
5.7x
5.6x
5.6x
5.5x
5.3x
5.0x
4.9x
4.9x
4.8x
4.5x
4.4x
4.0x
3.7x
3.7x
3.4x
PXD
PE
CXO
COP
MTDR
EOG
FANG
DVN
APA
CPE
MRO
SWN
EQT
ESTE
CDEV
Ovintiv

P/NAV
99%
98%
96%
90%
89%
88%
88%
83%
81%
80%
76%
69%
66%
61%
52%
47%
APA
DVN
PE
PXD
CXO
MTDR
COP
EOG
FANG
EQT
CPE
ESTE
MRO
SWN
Ovintiv
CDEV

Source: Valuation metrics for companies within RBC U.S. E&P coverage (RBC Report, "U.S. E&P Comps: The Rally Has More Legs" 1/7/2021)
Note: 2021 EBITDA and free cash flow estimates based on strip commodity prices and share prices as of 1/7/2021
Note: NAV based on $50 WTI & $2.50 HH long-term prices

4

FAILURE OF CAPITAL ALLOCATION

Addicted to Debt

- Since 2014, each time net debt fell below $2.9 bn, Ovintiv made a large and, in our view, value-destructive acquisition
- OVV's net debt has risen by 53% over the CEO's tenure to $7.1 bn
- The debt overhang has weighed on investor sentiment

Ovintiv Net Debt
Athlon Acquisition Announced
Newfield Acquisition Announced
$8
$6
$4
$2
$0
($2)
($ in Billions)
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020

Source: Bloomberg, Public Company Financial Reports and Proxy Statements
Note: Net Debt defined as long-term and short-term debt minus cash & equivalents from Q2'13 to Q3'20

5

FAILURE OF CAPITAL ALLOCATION

Wrong Time, Wrong Price

Acquiring Athlon and Newfield destroyed tremendous value, on both an absolute and relative basis

Average value of the two deals: $7.4 bn

Average change in OVV's market cap over the following 12 months: **NEGATIVE** $7.4 bn

Athlon Acquisition: 12 Months Later (TSR)

Ovintiv
U.S. Peer Average
Oil Price (WTI)
0%
(10%)
(20%)
(30%)
(40%)
(50%)
(60%)
(70%)
(80%)
(68%)
(44%)
(51%)

Newfield Acquisition: 12 Months Later (TSR)

Ovintiv
U.S. Peer Average
Oil Price (WTI)
0%
(10%)
(20%)
(30%)
(40%)
(50%)
(60%)
(70%)
(61%)
(37%)
(17%)

Source: FactSet, Bloomberg, Public Company Financial Reports and Proxy Statements
Note: Deal value from Company transaction announcements on 9/29/14 & 11/1/18
Note: Twelve month change in price in Ovintiv, U.S. Peers and Front Month WTI from 9/26/14 to 9/25/15 and 10/31/18 to 10/31/19
Note: Change in market capitalization calculated with shares outstanding as of Q3'14 and Q3'18

6

FAILURE OF CAPITAL ALLOCATION

Wrong Basin

OVV justified a 35% premium for Newfield by calling the STACK in the Anadarko Basin a "world-class, oil-rich" play

Within months, the rest of the industry abandoned the Anadarko Basin

Anadarko Basin Industry Rig Count

Newfield Acquisition Announced
160
140
120
100
80
60
40
20
0
Apr-17
Jun-17
Aug-17
Oct-17
Dec-17
Feb-18
Apr-18
Jun-18
Aug-18
Oct-18
Dec-18
Feb-19
Apr-19
Jun-19
Aug-19
Oct-19
Dec-19
Feb-20

% Change in Industry Rig Count from 10/31/18

30%
20%
10%
0%
(10%)
(20%)
(30%)
(40%)
(50%)
(60%)
(70%)
(80%)
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Anadarko
Permian
Eagle Ford
Bakken
Niobrara

Source: Ovintiv Newfield Acquisition Presentation
Source: Rig Count from Bloomberg and U.S. DOE EIA through February 2020

7

FAILURE OF CAPITAL ALLOCATION

Wrong Basin

The success of the Newfield acquisition hinged on the STACK being a highly-competitive, low-cost resource play

Industry experts have concluded the STACK is not an economically competitive play

Ovintiv Management (Nov '18)

"The STACK/SCOOP clearly competes with the other assets in [Ovintiv's] portfolio with half-cycle break-evens in the mid to high $30 range."

Ovintiv Management (Nov '18)

"STACK wells competitive with the best plays in North America."

RS Energy (Jan '20)

"OVV's STACK asset, even with cost reductions, does not compete economically with the rest of its portfolio, notably the Midland and Montney."

J.P. Morgan (Dec '20)

"We see Midland Basin break-evens at $35 per bbl vs. ~$39-$41 per bbl for the Eagle Ford, Delaware Basin, and Bakken and $49 per bbl for the SCOOP/STACK."

Wood Mackenzie (Oct '20)

"The SCOOP STACK was once colloquially called the "next Permian." Fast forward a decade and the play has lost over 90% of the 113 rigs it had in 2019 and every major operator has pulled back or cut capex completely."

Source: Ovintiv management commentary from presentation and conference call transcript for Newfield acquisition (11/1/18)
Source: RS Energy: Does This Asset STACK Up? (1/27/20)
Source: J.P. Morgan: JPM Shale Economics (12/15/20)
Source: Wood Mackenzie: SCOOP-STACK-Cana Key Play – Asset Report (10/16/20)

8

FAILURE OF CAPITAL ALLOCATION

Throwing Good Money After Bad

- Despite inferior economics, OVV has continued to allocate meaningful capital to the Anadarko Basin
- This has been at the expense of OVV's Permian Basin operations, which have generated industry-leading results
- Management appears more focused on justifying a failed acquisition than making prudent capital allocation decisions

Ovintiv Break-Even Oil Price (2019-2020)

Break-Even ($/bbl) - 20:1 WTI/NYMEX
$50
$40
$30
$20
$10
$0
$30
$48
Permian
Anadarko

% of Capital Allocated to Permian vs Anadarko

60%
50%
40%
30%
20%
10%
0%
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Permian
Anadarko

Source: Capital Expenditures from Supplementary Financial report from Q1'16 to Q1'20
Source: Enverus well data as of 1/2/21. All Midland and SCCOP/STACK wells for Ovintiv for 2019-2020

9

FAILURE OF GOVERNANCE

Minimal Insider Ownership

- OVV's history of value destructive capital allocation may result from insiders' lack of skin in the game
- OVV's CEO has the lowest ownership among U.S. peers. The board owns less than 0.2% of shares outstanding
- The CEO's beneficial ownership is only worth $1.4 mm, a fraction of his 2019 compensation of $12.6 mm.

CEO Ownership %
1.2%
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
COG
RRC
XEC
HES
PXD
MUR
CLR
CXO
DVN
MRO
APA
EOG
Ovintiv

Source: FactSet, Bloomberg, Public Company Financial Reports and Proxy Statements
Note: Beneficial Ownership from Bloomberg as of 12/31/20 for U.S. Peer Group
Note: Value of beneficial ownership based on 12/31/20 share price of $14.36
Note: 2019 total compensation from 2020 Proxy statement

10

FAILURE OF GOVERNANCE

No Alignment or Accountability

Despite the share price underperformance, CEO pay increased from $6.7 mm in 2014 to $12.6 mm in 2019

ISS' analysis shows top quartile pay (horizontal) for bottom quartile performance (vertical)

ISS: Pay vs Performance (2017 – 2019)

RELATIVE DEGREE OF ALIGNMENT
The chart plots percentiles of the annualized 3-year performance and pay rankings for the company (▲) and ISS' derived peers (◆).
The gray band generally indicates alignment
100%
50%
0%
Performance
0%
50%
100%
Pay
Ovintiv

Source: ISS report as of April 2020 for 2017-2019 period. Permission was neither sought nor given from ISS.

11

FAILURE OF GOVERNANCE

Lack of Alignment Between CEO Compensation and Performance

Three-year TSR of (59%) is far below peers', while CEO pay **increased** to $12.6 mm for 2019

The compensation structure has no correlation to shareholder value creation

The board awarded over 100% of target for annual bonuses **and** long-term incentives each of the last three years

This is despite OVV's TSR being substantially negative, absolutely and relatively, in 2018 and 2019

Absolute and Relative TSR vs CEO Compensation

	TSR	Average TSR of U.S. Peers[1]	Relative Spread	% of Annual Bonus Target	% of LT Performance Incentive Target	Total CEO Compensation
2019	(18%)	(4%)	**(13%)**	103%	123%	$12,570,394
2018	(56%)	(30%)	**(26%)**	167%	168%	$11,788,470
2017	14%	(9%)	**+24%**	159%	121%	$11,944,686
3 Year	(59%)	(35%)	**(24%)**	143%	137%	

Source: FactSet, Bloomberg, Public Company Financial Reports and Proxy Statements
(Note: Long-term performance incentive target award based on three-year performance period. 2019 % of target based on 2017-2019 PSU Settlement awarded in February 2020
Note: 3 Year represents cumulative performance from 2017 to 2019 and the average % of target award for each of those years

12

FAILURE OF ENVIRONMENTAL STEWARDSHIP

Lagging Not Leading

In investor materials, management refers to Ovintiv as the "New E&P" with "top tier ESG performance"

However, OVV appears to be the only one who believes that

Credible third-party evaluators rate OVV's environmental stewardship as poor

ISS Environment Score (1-10, 10 = highest risk)

3
2
4
5
2018
2020
Management of Environmental Risks and Opportunities
Carbon and Climate

CDP Climate Change Score

"D"

Source: ISS QualityScores from Proxy Voting Recommendations in 2018 & 2020 ranked by decile versus ISS peer group. Permission was neither sought nor given from ISS.
Note: Climate Disclosure Project (CDP) Climate change score for 2019 as of 12/31/2020 (2020 score not yet available)
Note: Comments on "New E&P" and "Top Tier ESG Performance" included in January 2021 investor presentation

13

FAILURE OF ENVIRONMENTAL STEWARDSHIP

Elevated Emissions

OVV has one of the highest greenhouse gas emission intensities within its U.S. Peer Group

It has not adopted targets for total emissions intensity or gas flaring, unlike peers such as Pioneer

OVV's unwillingness to listen to shareholders is clear, given majority investor support in 2020 for a shareholder proposal to "disclose climate-related targets that are aligned with the goal of the Paris Agreement"

2019 Emissions Intensity

35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
CO2e/BOE
MRO
HES
MUR
Ovintiv
APA
XEC
CLR
PXD
EOG
DVN
CXO
CHK
COG
RRC

Pioneer (PXD) Emission Targets

"Pioneer is formally adopting targets to reduce GHG and methane emission intensities from the Company's operations, including a 25% reduction in GHG intensity and 40% reduction in methane intensity by 2030."

"Pioneer will end routine flaring (*as defined by the World Bank)* by 2030, with the aspiration to accomplish this by 2025."

Source: CO_2e emissions from 2020 Sustainability Reports and corporate presentations
Note: U.S. Peer Group data for 2019 except Chesapeake, which is from 2018 as the company had not published 2019 data
Note: Pioneer press release dated 12/2/20
Note: 56.4% of votes in favor of stockholder proposal from Ovintiv April 30, 2020 press release

14

KIMMERIDGE PLAN

How to Fix Ovintiv

CAPITAL ALLOCATION

- Reintroduce 5-year plan with long-term visibility into return of capital
- Monetize non-core assets to accelerate debt reduction
- Reallocate capital from the STACK and widen spacing assumptions
- Redirect capital to the Permian with detailed disclosure on inventory

GOVERNANCE REFORM

- Redesign executive compensation to establish pay-for-performance
- Board refreshment that is independent of the CEO's nomination
- Improve quality and diversity of perspectives

ENVIRONMENTAL STEWARDSHIP

- Introduce emission targets aligned with the Paris Agreement
- Tie compensation to science-based emission reductions
- Embrace sector-leading environmental disclosure

15

ABOUT US

Kimmeridge

- Founded in 2012, Kimmeridge is a private investment firm focused on U.S. unconventional oil and gas assets
- Kimmeridge is differentiated in its direct investment approach with in-house technical expertise and experience in geological evaluation, land acquisition and engineering
- In April 2020 we launched the Kimmeridge Energy Engagement Partners strategy to invest in the public E&P sector with the goal of preparing companies for the energy transition and reversing a decade of underperformance
- Through 2020 Kimmeridge published a series of white papers outlining our three pillars of reform:

February 2020
Preparing the E&P Sector for the Energy Transition: A New Business Model (link)
"The industry needs to embrace a new business model focused on lower reinvestment rates (70%), lower growth, lower costs, returns above the cost of capital and cash return to shareholders…."

September 2020
Charting a Path to Net Zero Emissions (link)
"The leading E&P companies of tomorrow will adopt a business model that is aligned with the energy transition through lower reinvestment rates while charting a path towards net zero emissions in their direct operations."

November 2020
Bringing Alignment & Accountability to the E&P Sector (link)
"The public E&P sector is broken, and the root cause of the problem is a lack of alignment between executives and shareholders. The misalignment that begins with skewed incentives and low insider ownership is compounded by boards who appear unwilling to hold management teams accountable."

16

DISCLAIMER

This presentation, the materials contained herein, and the views expressed herein (this "Presentation") are for discussion and general informational purposes only. This Presentation does not incorporate the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this Presentation, and this Presentation should not be taken as advice on the merits of any investment decision. In addition, this Presentation should not be deemed or construed to constitute an offer to sell or a solicitation of any offer to buy any security described herein in any jurisdiction to any person, nor should it be deemed as investment advice or a recommendation to purchase or sell any specific security.

The views expressed herein represent the current opinions as of the date hereof of Kimmeridge Energy Management Company, LLC and its affiliates (collectively, "Kimmeridge") and are based on publicly available information regarding Ovintiv Inc. ("Ovintiv"). Certain financial information and data used herein have been derived or obtained from, without independent verification, public filings, including filings made by Ovintiv with the Securities and Exchange Commission ("SEC") and other sources. Kimmeridge shall not be responsible for or have any liability for any misinformation contained in any SEC or other regulatory filing, any third party report, or this Presentation. All amounts, market value information, and estimates included in this Presentation have been obtained from outside sources that Kimmeridge believes to be reliable or represent the best judgment of Kimmeridge as of the date of this Presentation. Kimmeridge is an independent investment advisor, and its opinions and projections within this Presentation are not those of Ovintiv and have not been authorized, sponsored, or otherwise approved by Ovintiv.

The information contained herein reflects projections, market outlooks, assumptions, opinions and estimates made by Kimmeridge as of the date hereof and therefore such information may be deemed to constitute forward-looking statements which are subject to change without notice at any time. Such forward-looking statements may be based on certain assumptions and may involve certain risks and uncertainties, including risks and changes affecting industries generally and Ovintiv specifically. Given the inherent uncertainty of projections and forward-looking statements, investors should be aware that actual results may differ materially from the projections and other forward-looking statements contained herein due to reasons that may or may not be foreseeable. While the information presented herein is believed to be reliable, no representation or warranty is made concerning the accuracy of any data presented, the information or views contained herein, nor concerning any forward-looking statements.

All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and Kimmeridge's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

This Presentation may not be reproduced without prior written permission from Kimmeridge, The information contained within the body of this Presentation is supplemented by footnotes which identify Kimmeridge's sources, assumptions, estimates, and calculations. This information contained herein should be reviewed in conjunction with the footnotes.

17

Exhibit 3

THE CASE FOR CHANGE

Ovintiv is struggling to remain relevant within a dynamically changing energy landscape. Despite controlling attractive assets in low-cost basins, such as the Permian and Montney, Ovintiv has dramatically underperformed peers and the energy sector, with a TSR of **(84.8%)** since the appointment of Doug Suttles as CEO in 2013.[1]

The collective failures of capital allocation, governance and environmental stewardship have led to a crisis of confidence with investors and rendered the company unprepared for the growing risks associated with the energy transition.

As a significant shareholder, Kimmeridge is focused on helping to address the deficiencies and restoring confidence. The deterioration in investor sentiment has led to a distressed valuation relative to peers, which Kimmeridge believes presents a compelling re-rating opportunity if change can be effectuated.

OVINTIV'S THREE MAIN FAILURES

CAPITAL ALLOCATION

Addicted to debt
Acquisitions at the wrong time for the wrong price
Allocated capital to the wrong areas

GOVERNANCE

Lack of accountability
No alignment between pay and performance
Lowest insider ownership in the peer group

ENVIRONMENTAL STEWARDSHIP

Elevated emissions
Inadequate target setting
Mistaken ESG leadership

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Ovintiv: A Track Record of Value Destruction
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Corporate Governance
Shale Driller Ovintiv Adds New Director After Investor Criticism
By Gerson Freitas Jr. and Scott Deveau
Nov. 19, 2020, 10:56 AM

- Fred Fowler will not seek re-election as director in 2021
- Tellurian CEO Meg Gentle named as new member of the board

Bloomberg Law News 2021-01-14T07:39:18611-05:00
Shale Driller Ovintiv Adds New Director After Investor Criticism

By Gerson Freitas Jr. and Scott Deveau2020-11-19T10:56:39416-05:00
Fred Fowler will not seek re-election as director in 2021
Tellurian CEO Meg Gentle named as new member of the board

Ovintiv Inc. announced the retirement of one of its oldest and longest serving directors only two days after activist investor Kimmeridge Energy Management Co. criticized the natural gas producer for the lack of board renewal.

Fred Fowler, 75, will not seek re-election at the Denver-based company's annual meeting in 2021, ending an 11-year tenure on the board, according to a statement. Meg Gentle, the 46-year-old chief executive officer of Tellurian Inc., was named an independent director, effective Dec. 16.

Shale explorers have been under increased pressure from investors to cut expenses and improve governance after years of wild spending and production increases that aggravated a global glut.

On Tuesday, Kimmeridge's head of public equities Mark Viviano said Ovintiv was "one of the more egregious examples of misalignment in the sector," citing excessive compensation, low insider stock ownership, and lack of board refreshment as issues affecting performance. The average age of Ovintiv's directors is 66 and Fowler is one of four directors who have been on the board of the company formerly known as Encana Corp. for more than a decade.

Kimmeridge, which held a 1.9% stake in Ovintiv as of the end of September, welcomed the announcement. Founded in 2012, the private equity firm also owns stakes in Cimarex Energy Co. and PDC Energy Inc.

"We are excited to have Meg Gentle join the board as it is an important first step in improving the governance of the company," the investment firm said in an email. "If combined with greater visibility into long-term free cash flow generation and absolute debt reduction, we are optimistic that investor confidence can be restored."

Ovintiv's market value has declined by 38% over the past year to $3.2 billion. The shares were little changed at $12.24 at 10:39 a.m. in New York after earlier rising as much as 3.3%.

To contact the reporters on this story:
Gerson Freitas Jr. in New York at gfreitasjr@bloomberg.net;
Scott Deveau in New York at sdeveau2@bloomberg.net

To contact the editors responsible for this story:
Simon Casey at scasey4@bloomberg.net

Joe Carroll

© 2020 Bloomberg L.P. All rights reserved. Used with permission.

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Deals

Ovintiv Criticized by Activist Over 'Excessive' Pay

By Scott Deveau

November 17, 2020, 9:00 AM EST
Corrected November 17, 2020, 5:22 PM EST

- Kimmeridge also builds new positions in PDC Energy, Cimarex
- Suggests measures aimed at restoring shareholder confidence

Activist investor Kimmeridge Energy Management Co. has built new positions in Ovintiv Inc., PDC Energy Inc., and Cimarex Energy Co. and plans to push for changes at the oil and gas companies to improve their performance and governance.

The New York-based investor considers Ovintiv, formerly known as Encana Corp., to be the poster child for all that ails the North American exploration and production sector, according to Mark Viviano, its head of public equities. The sector as a whole is rife with excessive compensation and a lack of accountability, he said in an interview.

"Ovintiv is one of the more egregious examples of misalignment in the sector, whether it's the excessive compensation relative to performance, the low insider ownership, or the lack of any meaningful board refreshment," Viviano said.

Even before oil's historic plunge, oil and gas drillers were rapidly falling out of favor with investors after embarking on a wild spending spree that failed to boost returns and left them struggling with unsustainable levels of debt. The oil crash added to their woes, leaving energy stocks as the worst performers in the S&P 500 benchmark this year.

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Ovintiv said in an emailed statement it valued constructive suggestions from all shareholders.

"We disagree with Kimmeridge's characterizations of our corporate governance and compensation programs. Our focus today is very clear - reduce debt, maintain scale, drive efficiencies and return cash to our shareholders," it said.

Representatives for PDC Energy and Cimarex declined to comment.

Align Compensation

Ovintiv rose 3% to close at $12.29 in New York on Tuesday, giving the company a market value of about $3.2 billion. PDC Energy rose 2.7%, while Cimarex rose 2.3%.

Kimmeridge plans to release a white paper this week that sets out what changes it would like to see at the three companies and others in the sector to help rebuild shareholder confidence. The paper, a copy of which was seen by Bloomberg, includes suggestions to better align compensation of directors and management with long-term value creation, including mandating upfront stock purchases and directors fees being paid in equity.

Kimmeridge, which owns a 1.9% stake in Ovintiv, has raised its concerns to the company, and will keep all options on the table if the company fails to address them, including starting a proxy fight to replace board members if needed, Viviano said.

On The Backfoot

Energy stocks including Ovintiv underperform benchmark

Normalized As Of 11/16/2018
S&P Oil & Gas E&P on 11/16/20
Ovintiv
S&P 500
40
32.5494
20
0
-20
-40
-62.7568
-68.6877
-80
-100
Dec
2018
Mar
Jun
2019
Sep
Dec
Mar
Jun
2020
Sep

Source: Bloomberg

Ben Dell, a managing partner at Kimmeridge, said he was concerned that Ovintiv's Chief Executive Officer Doug Suttles continues to get paid millions of dollars a year in compensation despite an 87% drop in the company's shares over his tenure. Suttles was paid $12.6 million in 2019, according to regulatory filings.

Suttles and the board hold very little stock in the company and they need to better align compensation with performance, according to Kimmeridge. "It's just staggering," Dell said. Since some of the company's directors have held their seats for more than a decade, that leaves a question mark over their independence and willingness to hold management accountable, he said.

Declassify Board

Kimmeridge would like to see PDC Energy implement a dividend, and Cimarex declassify its board so that all of its directors are re-elected each year rather than just a few at at time, Viviano said.

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The firm has conveyed its message to Cimarex but has yet to do so at PDC Energy, where it waged an unsuccessful proxy fight last year.

"We're building positions in these companies because we believe the underlying asset quality and cash flow generation has been overshadowed by a combination of flawed capital allocation, corporate governance and environmental performance," Viviano said.

(Corrects share prices in eighth paragraph)

In this article

OVV
OVINTIV INC
17.39 USD ▼ -0.55 -3.07%

XEC
CIMAREX ENERGY C
47.49 USD ▼ -0.78 -1.62%

PDCE
PDC ENERGY INC
24.40 USD ▼ -0.77 -3.06%

CL1
WTI Crude
52.82 USD/bbl. ▼ -0.09 -0.17%

SPX
S&P 500
3,809.84 USD ▲ +8.65 +0.23%

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BRINGING ALIGNMENT AND ACCOUNTABILITY TO THE E&P SECTOR

November 17, 2020

Our latest white paper addresses the lack of alignment between executives and shareholders and offers solutions to remedy this deeply rooted issue.

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CHARTING A PATH TO NET ZERO EMISSIONS

September 10, 2020

Our latest white paper explores how E&P companies can align their business with the energy transition by charting a path to net zero emissions and makes the argument for engagement over divestment

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PREPARING THE E&P SECTOR FOR THE ENERGY TRANSITION – A NEW BUSINESS MODEL

February 27, 2020

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Exhibit 4

 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Kimmeridge (as defined below), together with the other Participants (as defined below), intends to file a definitive proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for votes (a “Proxy Solicitation”) in connection with the solicitation of proxies from the stockholders of Ovintiv Inc. (the “Company”) at the Company’s 2021 annual meeting of stockholders.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC BY PHONE AT +1 (888) 785-6688 (TOLL-FREE) OR +1 (212) 297-0720 OR BY EMAIL TO INFO@OKAPIPARTNERS.COM.

The Participants in any future Proxy Solicitation are anticipated to be: Kimmeridge Active Engagement, LLC (“KAE”), Kimmeridge Energy Management Company, LLC (“KEM”), Benjamin Dell (Mr. “Dell”), Alexander Inkster (Mr. “Inkster”), Noam Lockshin (Mr. “Lockshin”), Henry Makansi (Mr. “Makansi”), Neil McMahon (Mr. “McMahon”), Randy Smith (Mr. “Smith”) and Mark Viviano (Mr. “Viviano”, and together with Mr. Dell, Mr. Inkster, Mr. Lockshin, Mr. Makansi, Mr. McMahon, Mr. Smith, KAE and KEM, “Kimmeridge”) and any potential nominees (collectively and together with Kimmeridge, the “Participants”).

As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 6,234,626 shares of common stock, par value $0.01 per share of the Company (the “Common Stock”). Of the 6,234,626 shares of Common Stock beneficially owned in the aggregate by the Participants, such shares of Common Stock may be deemed to be beneficially owned as follows: (a) 6,234,626 shares of Common Stock may be deemed to be beneficially owned by KAE, (b) 6,234,626 shares of Common Stock may be deemed to be beneficially owned by KEM by virtue of it being the investment adviser to parent companies of KAE and (c) 6,234,626 shares of Common Stock may be deemed to be beneficially owned by Mr. Dell, Mr. Inkster, Mr. Lockshin, Mr. Makansi, Mr. McMahon, Mr. Smith and Mr. Viviano by virtue of their collective control of KEM or Kimmeridge Engagement Management, L.P., the investment manager to the private investment fund which is the parent company of KAE.

Each Participant disclaims beneficial ownership of the Common Stock reported above except to the extent of his or its actual pecuniary interest therein.